UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 4, 2012 (November 30, 2012)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

380 Madison Avenue
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.05                   Costs Associated with Exit or Disposal Activities.

On December 4, 2012, Investment Technology Group, Inc. (“ITG” or the “Company”) announced a cost reduction plan designed to improve financial performance primarily focused on headcount, market data, and other general and administrative costs across ITG’s businesses.  The plan stems from a comprehensive review of ITG’s various business activities, benchmarking ITG’s cost structure against industry peers.  The reductions reflect in part the impact of improved efficiencies from recent investments in product and infrastructure as well as secular changes in the business environment.  ITG expects to incur pre-tax charges in the fourth quarter of 2012 for employee separation and related costs estimated at $8.5 million, or $0.14 per share after taxes.  Of these estimated $8.5 million of pre-tax charges, future cash expenditures are anticipated to be $7.9 million.

Significant actions relating to this restructuring are anticipated to be substantially completed by the end of the fourth quarter of 2012.  Most of the cost savings will begin to take effect during the first quarter of 2013.  ITG expects these activities to result in pre-tax annual cost savings of approximately $20 million, or $0.32 per share after taxes, in 2013.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On November 30, 2012, the Company and David Stevens mutually agreed that, effective January 31, 2013, Mr. Stevens will be leaving the Company.  The Company and Mr. Stevens are currently discussing the final terms of an agreement related to his departure.

Item 9.01  Financial Statements and Exhibits.

Exhibits
99.1	Press Release issued by Investment Technology Group, Inc. on December 4, 2012.

ITG Forward Looking Statements

In addition to historical information, this 8-K may contain “forward-looking” statements that reflect management’s expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout ITG’s 2011 Annual Report, on its Form 10-K, and on its Form 10-Qs and include, but are not limited to, general economic, business, credit and financial market conditions, internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, the volatility of our stock price, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies and our ability to attract and retain talented employees.  Our ability to achieve cost savings from this cost reduction plan is also subject to certain risks and uncertainties that could cause such statements to differ materially from actual future results.  The forward looking statements included herein represent ITG’s views as of the date of this report.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel and Duly Authorized Signatory of Registrant

Dated: December 4, 2012